REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

                  This Registration Rights Agreement is made and entered into as of February 23, 2001 (this "Agreement"), by and among Starbase Corporation, a Delaware corporation (the "Company"), and each of the shareholders of the Company listed on Schedule 1 attached hereto (individually, a "Shareholder" and, collectively, the "Shareholders").

                  Upon the terms and subject to the conditions of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 16, 2001, by and among the Company, TBI Acquisition Corp., a Georgia corporation, Technology Builders, Inc., a Georgia corporation ("TBI") and Nicholas Kavadellas, the Company has agreed to provide to the Shareholders certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, with respect to an aggregate of 10,505,280 shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), issued to the Shareholders on the date hereof pursuant to the Merger Agreement. The number of Shares owned by each Shareholder is set forth opposite such Shareholder's name on Schedule 1.

                  The Company and the Shareholders hereby agree as follows:

1.       Definitions.
         -----------

                  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  "Advice" shall have the meaning set forth in Section 3(l).

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Blackout Period" shall have the meaning set forth in Section 3(m).

                  "Board" shall have the meaning set forth in Section 3(m).

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

                  "Closing Date" means February 23, 2001.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the Company's Common Stock, par value $.01 per share.

                  "Effectiveness Period" shall have the meaning set forth in
Section 2.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Filing Date" means the date the Registration Statement is filed which date shall be on or before 120 days after the Closing Date.

                  "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities, including the Shareholders and their permitted assigns and transferees.

                  "Indemnified Party" shall have the meaning set forth in
Section 6(c).

                  "Indemnifying Party" shall have the meaning set forth in
Section 6(c).

                  "Lock-up" shall have the meaning set forth in Section 4.

                  "Losses" shall have the meaning set forth in Section 6(a).

                  "Nasdaq" shall mean the Nasdaq National Market.

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "Registrable Securities" means the Shares and any shares of Common Stock issuable upon any stock split, stock dividend, recapitalization or similar event with respect to such Shares.

                  "Registration Statement" means the registration statement contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

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

                  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Special Counsel" means any special counsel to the Holders as designated in writing by the Holders to the Company.

                  2. Registration. The Company shall use its best efforts to prepare and file with the Commission, on or prior to the Filing Date, a "shelf" Registration Statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without restriction pursuant to Rule 144(k) promulgated under the Securities Act as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period").

                  3. Registration Procedures.

                  In connection with the Company's registration obligations hereunder, the Company shall:

                  (a) Use its reasonable best efforts to prepare and file with the Commission, on or prior to the Filing Date, a Registration Statement on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance herewith) in accordance with the method or methods of distribution thereof as specified by the Holders (except if otherwise directed by the Holders), and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than three (3) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall furnish to the Holders and to any Special Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Holders and such Special Counsel. The Company shall not file the Registration

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

Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities or any Special Counsel shall reasonably object in writing within two (2) Business Days of their receipt thereof.

                  (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act;
(iii) respond as promptly as practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as practicable provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

                  (c) Notify the Holders of Registrable Securities to be sold and any Special Counsel as promptly as practicable (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  If required to obtain information necessary to complete the Registration Statement, the Company shall promptly furnish to Special Counsel, without charge, (i) a copy of any correspondence from the Commission or the Commission's staff to the Company or its representatives relating to any Registration Statement and (ii) promptly after the same is prepared and filed with the Commission, a copy of any written response to the correspondence received from the Commission.

                  (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

                  (e) Furnish to each Holder and any Special Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto.

                  (f) Promptly deliver to each Holder upon request such number of copies of the Prospectus and each amendment or supplement thereto as such Holder may reasonably request to facilitate the disposition of Registrable Securities owned by such Holder.

                  (g) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject.

                  (h) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request at least two (2) Business Days prior to any sale of Registrable Securities.

                  (i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (j) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the Nasdaq and any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed.

                  (k) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than forty-five (45) days after the end of any 12-month period (or ninety (90) days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

                  (l) Require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented Prospectus and/or amended Registration Statement.

                  Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until: (a) it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 3(f) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement and (b) any other trading restrictions set forth in the Merger Agreement have been complied with and the Lock-Up Period set forth in Section 4 has expired.

                  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv) or 3(c)(v), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(i), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

                  (m) If (i) there is material non-public information regarding the Company which the Company's Board of Directors (the "Board") reasonably determines in good faith not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines in good faith not to be in the Company's best interest to disclose and which the Company would be required to disclose under the Registration Statement, then the Company may suspend effectiveness of a registration statement and suspend the sale of Registrable Securities under a Registration Statement for a period not to exceed seventy-five (75) consecutive days, provided that the Company may not suspend its obligation under this Section 3(m) for more than one hundred fifty (150) days in the aggregate during any twelve (12) month period (each, a "Blackout Period").

                  (n) Within three (3) business days after the Registration Statement which includes the Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that the Registration Statement has been declared effective by the Commission substantially in the form attached hereto as Exhibit A.

                  4. Lock-Up.

                  Notwithstanding anything to the contrary contained herein and subject to any Blackout Period, each Holder of Registrable Securities shall not publicly sell (pursuant to an effective registration statement or otherwise), publicly make any short sale of, publicly grant any option for the purchase of, or otherwise publicly dispose of, sell, transfer, pledge, hypothecate, assign or otherwise transfer any Registrable Securities other than in accordance with the provisions of this Section 4 (the "Lock-Up"). Each Holder's Registrable Securities shall be released from the Lock-Up, and shall become freely transferable (subject to applicable registration requirements), in eighteen (18) equal monthly installments commencing on the Closing Date. The Lock-Up shall remain in full force and effect with respect to such Registrable Securities at all times and any subsequent Holder of Registrable Securities shall be subject to the provisions set forth in this Section 4. The share certificates representing the Registrable Securities shall bear an appropriate legend stating that such shares are subject to the Lock-Up set forth in this Section 4 of the Registration Rights Agreement dated as of this date between Holder and the Company.

                  5. Registration Expenses

                  All fees and expenses incident to the registration of the Registrable Securities shall be borne by the Company, other than fees and expenses of Special Counsel or any other counsel retained by the Holders in connection with the transactions contemplated by this Agreement, which fees and expenses shall be borne exclusively by the Holders, in each case whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses to be borne by the Company shall include, without limitation, the following: (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, and (B) with respect to filings required to be made with the Commission; (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters) and (vi) reasonable fees and expenses incurred with respect to compliance with state securities or Blue Sky laws (excluding fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

                  6. Indemnification

                  (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents or employees, if any, of such Holder and each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, attorneys' fees and expenses) (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or in any registration statement relating to a piggy-back registration under Section 8 hereof, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

                  (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or in any registration statement relating to a piggy-back registration under Section 8 hereof, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus.

                  (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                  All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party, regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder.

                  (d) Contribution. If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying, Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

                  7. Rule 144.

                  As long as any Holder owns Registrable Securities, the Company covenants to use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.

                  8. Piggy-Back Registrations. If at any time during the Effectiveness Period the Company shall determine to prepare and file with the Commission a registration statement for an underwritten public offering for its own account under the Securities Act of any of its equity securities, other than a registration statement relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Holder of Registrable Securities written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such Holder shall so request in writing (which request shall specify the Registrable Securities intended to be disposed of by the Holders), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 8 for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 8 that are eligible for sale pursuant to Rule 144(k) of the Securities Act. Furthermore, if the managing underwriter(s) or underwriter(s) advises the Company that, in its opinion, the number of Registrable Securities requested to be included in such registration statement exceeds the number which can be sold in the offering covered by such registration statement without a significant adverse effect on the offering and sale (including pricing, timing or distribution) of the securities offered, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), if the managing underwriter(s) or underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holders shall be included in such registration statement, if the managing underwriter(s) or underwriter(s) recommends the inclusion of none of such Registrable Securities.

                  9. Miscellaneous.

                  (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (b) Specific Enforcement, Consent to Jurisdiction.

                     (i) The Company and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                     (ii) Each of the Company and the Holders (i) hereby irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holders consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                  (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Holders of not less 51% of the Registrable Securities then owned by all Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., New York City time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., New York City time, on any date and earlier than 11:59 p.m., New York City time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to each Holder at its address set forth under its name on Schedule 1 attached hereto, or with respect to the Company, addressed to:

                  Starbase Corporation
                  4 Hutton Centre Drive
                  Suite 800
                  Santa Ana, California  92707
                  Attention:  Douglas Norman, Vice President and
                                              Chief Financial Officer
                  Facsimile no.:  (714) 445-4482

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to any Holder shall be sent to the addresses listed on Schedule 1 attached hereto, if applicable. Copies of notices to the Company shall be sent to Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, Attention: Martin Eric Weisberg, Esq., Facsimile no.: (212) 704-6288.

                  (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Permitted assigns of the Company shall include any person or entity which acquires all or substantially all of the capital stock or assets of the Company or is the successor to the Company by merger, consolidation or other similar transaction. No Holder shall assign its rights hereunder without the prior written consent of the Company.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law thereof. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

                  (h) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  (i) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (j) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.


                  IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                STARBASE CORPORATION


                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:



                                SHAREHOLDER:

                                If Individual:

                                Print Name:
                                           -------------------------------------

                                Signature:
                                           -------------------------------------

                                If Corporation, Partnership, Limited Liability Company or Other Entity:

                                Print Name of Entity:
                                             -----------------------------------

                                Signature: By:
                                            ---------------------------------

                                                             EXHIBIT A -
                                                   REGISTRATION RIGHTS AGREEMENT

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[TRANSFER AGENT]
[ADDRESS]

Attn:  _____________

                  Re:      Starbase Corporation
                           --------------------

Ladies and Gentlemen:

         We are counsel to Starbase Corporation, a Delaware corporation (the "COMPANY"), and have represented the Company in connection with that certain Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") among the Company and the stockholders of the Company parties thereto (the "HOLDERS"), dated as of __________ __, 2001, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Registration Rights Agreement, on ________________, 2001, the Company filed a Registration Statement on Form ___ (File No. ___-________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the resale of the Registrable Securities which names each of the present Holders as a selling stockholder thereunder.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and, accordingly, the Registrable Securities are available for resale under the 1933 Act in the manner specified in, and pursuant to the terms of the Registration Statement.

                                      Very truly yours,




                                      By:
                                         ---------------------------------------

cc:      [LIST NAMES OF HOLDERS]

                                SCHEDULE 1 TO THE
                          REGISTRATION RIGHTS AGREEMENT
                            FOR STARBASE CORPORATION


                                     NAMES OF              NUMBER OF
                                   SHAREHOLDERS             SHARES
                 --------------------------------------------------------
                 Ablett, Kevin                                     3,543
                 Bender, Richard                                  88,591
                 Burke, Damian R.                                  7,087
                 Burns, Mark D.                                   10,631
                 Crumpton, Mark                                   70,873
                 Curry, Amy                                       23,033
                 Ducey, Cecilia A.                                 6,201
                 Ducey, James J.                                 178,600
                 Foley, Michael                                    5,670
                 Gallagher, Daniel                                   354
                 Kavadellas Enterprises, Inc.                      1,275
                 Keller, Clay                                      5,906
                 Kim, Megan J.                                     4,429
                 Lewis, William E.                                 5,315
                 Loren, Robert                                    12,756
                 Luckett, Terrance                                   176
                 Malik, Vinod                                      1,771
                 McGarrity, James Keith                            5,315
                 Morey, John                                       7,087
                 Nodzak, Joe                                       9,745
                 Stanley, Christopher                                590
                 Stanley, Jennifer                                    59
                 Steinbach, Megan                                    176
                 Stengle, Christine                                6,201
                 Taylor, Pamela M.                                 1,062
                 Turner, Carole                                    9,922
                 Turner, L. Matt                                   2,363
                 Valentine, David                                 21,261
                 Valladares, Susan                                   709
                 Wolff, Steve                                     11,517
                 Azar, James R.                                  204,115
                 Boldt, Lawrence R.                               76,543
                 Chapman, Mark R.                                 70,873
                 Cordova Enhanced Fund                         2,229,886
                 Cordova Intellimedia Ventures                   282,112
                 Guajolote Ranch                                  42,523
                 Kavadellas, Nicholas C.                         649,340
                 Marriott, Edward G.                               1,771
                 Oberlin Capital                                 427,570
                 River Cities Capital Fund Limited             2,427,365
                 Roberts, Melissa                                    266

                 Schluter, Richard                                 1,477
                 Schwickerath, David R.                          278,473
                 Shea, George M.                                  42,523
                 Stonehenge Opportunity Fund                   2,780,176
                 Updata Capital                                  209,602
                 Wetmore, David C.                               278,449
                                                       ------------------

                 TOTAL SHARES                                 10,505,280

                                     WAIVER
                                     ------

         Reference is made to that certain Registration Rights Agreement, dated as of February 23, 2001 ("the Agreement"), by and among Starbase Corporation, a Delaware corporation (the "Company"), and the stockholders of the Company that are parties thereto. Capitalized terms used but not defined herein have the meanings given to them in the Agreement.

         Notwithstanding the provisions of Section 4 of the Agreement, this shall confirm that the Lock-Up restrictions set forth in such Section 4 shall not be applicable to the following number of shares of Common Stock (the "Shares") which may be issuable to the following stockholders in connection with the Merger Agreement:

                                                                    Number of
                           Name                                      Shares
                           -----------------                       -------------
                           James Azar                               204,115
                           James Ducey                              178,600
                           Lawrence Boldt                           76,543
                           Robert Loren                             12,756
                           George Shea                              42,523
                           Richard Bender                           88,591
                           Clay Keller                              5,906
                           Damian Burke                             7,087
                           Mike Foley                               5,670
                           Carole Turner                            9,922
                           Chris Stanley                            590
                           Jennifer Stanley                         59
                           Matt Turner                              2,363
                           Rick Schluter                            1,477
                           John Morey                               7,087
                           Terrance Luckett                         176
                           Mark Burns                               10,631
                           Mark Crumpton                            70,873
                           Dan Gallagher                            354
                           Melissa Roberts                          266
                           The Ranch                                42,523
                           David Valentine                          21,261
                           Kevin Ablett                             3,543
                           Mark Chapman                             70,873
                           Amy Curry                                23,033
                           Cecilia Ducey                            6,201
                           Megan Kim                                4,429
                           William Lewis                            5,315
                           Vinod Malik                              1,771
                           Ted Marriott                             1,771
                           Jim McGarrity                            5,315
                           Joe Nodzak                               9,745
                           Megan Steinbach                          176
                           Christine Stengle                        6,201
                           Pam Taylor                               1,062

                           Susan Valladares                         709
                           Steve Wolff                              11,517

         This Waiver may be relied upon by the stockholders and by the Company's Transfer Agent in connection with any transfers of the Shares.

         Nothing in this Waiver shall be deemed to modify any other provision of the Agreement, which shall remain in full force and effect.

Dated:  February 22, 2001


                                     STARBASE CORPORATION



                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      -2-